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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 24, 2001


                          GENESIS HEALTH VENTURES, INC.

            - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

             (Exact name of Registrant as specified in its charter)


          Pennsylvania                                        1-11666
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(State or other jurisdiction of                      (Commission File Number)
        incorporation or
         organization)

                              101 East State Street
                       Kennett Square, Pennsylvania 19348
               - - - - - - - - - - - - - - - - - - - - - - - - - -
          (Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: 610-444-6350

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Item 1.       Not applicable

Item 2.       Not applicable

Item 3.       Not applicable

Item 4.       Not applicable

Item 5.       Other Events

On September 24, 2001, NeighborCare Pharmacy Services, Inc., a subsidiary of Genesis Health Ventures, Inc. (the "Company" or "Genesis") entered into an asset purchase agreement to buy substantially all of the assets of American Pharmaceutical Services, Inc. ("APS"), and certain other corporate entities, all of which are subsidiaries of either Mariner Health Group ("MHG") or Mariner Post Acute Network ("MPAN") (such selling entities, collectively with MHG and MPAN, are referred to as the "Sellers"), for approximately $42 million plus up to $18 million in deferred payments contingent on performance.

The sale is subject to several conditions including, U.S. Bankruptcy Court approval of an overbidding procedure, followed by a competitive bidding process and final court approval of the prevailing bid in the MPAN and MHG chapter 11 cases. Accordingly, there can be no assurance that the transaction will be consummated or consummated under the terms described above.

In order to fulfill the Sellers' respective obligations under the Bankruptcy Code to obtain the highest and best price for the Sellers' assets, the Sellers intend to solicit bids in excess of the bid made by the Company. If no qualified higher bids are received, the Sellers will be required to submit the Genesis asset purchase agreement to their Bankruptcy Court for approval.

There can be no assurances that the Genesis bid to purchase the Sellers' assets will not be countered by a more attractive bid made by a third party, nor can there be any assurances that the Genesis bid, if accepted by the Sellers, would be approved by their Bankruptcy Court.

If the Genesis bid is ultimately accepted and approved by the Sellers' Bankruptcy Court, the Company intends to finance the purchase with proceeds under the delayed draw term loan component of its $515 million financing facility entered into by the Company with a lending group in connection with its emergence from proceedings under Chapter 11 of the Bankruptcy Code.

The Sellers' assets contemplated in the asset purchase agreement consist of 33 institutional pharmacies, three retail pharmacies and four respiratory therapy sites located in 15 states generating annual revenues of approximately $250 million.


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Cautionary Statements Regarding Forward Looking Statements.


Statements made in this, and in our other public filings and releases, which are not historical facts contain "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties and are subject to change at any time. These forward-looking statements may include, but are not limited to statements containing words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "may" and similar expressions. Factors that could cause actual results to differ materially include, but are not limited to, the following: risks associated with operating a business, our substantial indebtedness and significant debt service obligations; adverse developments with respect to our liquidity or results of operations; our ability to consummate or complete development projects or to profitably operate or successfully integrate enterprises into our other operations; our ability or inability to secure the capital and the related cost of the capital necessary to fund future growth; our ability to attract customers; our ability to attract and retain key executives and other personnel; the impact of health care reform, including the Medicare Prospective Payment System ("PPS"), the Balanced Budget Refinement Act ("BBRA") and the Benefit Improvement and Protection Act of 2000 ("BIPA") and the adoption of cost containment measures by the federal and state governments; the impact of government regulation, including our ability to operate in a heavily regulated environment and to satisfy regulatory authorities; the occurrence of changes in the mix of payment sources utilized by customers to pay for services; the adoption of cost containment measures by other third party payors; competition in our industry; and changes in general economic conditions.

The forward-looking statements involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control. We caution investors that any forward-looking statements made by us are not guarantees of future performance. We disclaim any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

Item 6.   Not applicable

Item 7.   Financial Statements and Exhibits.

(a)         Financial Statements

            None.

(b)         Pro Forma Financial Information

            None.

(c)         Exhibits


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         2.1   Asset Purchase Agreement dated September 24, 2001, by and among,
               Mariner Post-Acute Network, Inc. ("MPAN"), Mariner Health Group, Inc. ("MHG"), certain corporate entities related to MPAN and MHG, Genesis Health Ventures, Inc. and NeighborCare Pharmacy Services, Inc.

         99.1 Press release, dated October 8, 2001, re: NeighborCare Inks Deal to Purchase Pharmacy Company.

Item 8.  Not applicable

Item 9.  Not applicable


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   GENESIS HEALTH VENTURES, INC.

                                                   By:
                                                   /s/ George V. Hager, Jr.
                                                   -----------------------------
                                                   George V. Hager, Jr.
                                                   Executive Vice President and
                                                   Chief Financial Officer


Date: October 9, 2001


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